Investor Relations Contact
Sandra Buschau
Tel: (604) 684-4691
E-mail: sandy@ipm.bc.ca

Trading Symbol:
ITAC: OTCBB, Frankfurt, Berlin

FOR IMMEDIATE RELEASE

INTACTA Featured on European Broadband Multimedia Site

Speed Magazine Online Features Film of INTACTA Encryption Software

Atlanta, GA, June 4, 2001:INTACTA Technologies, Inc. (OTCBB:ITAC) announced today that Austria's premiere online news source, Speed Magazine, is now featuring a segment covering INTACTA.CODE. Using streaming media, Speed Magazine is hosting a five minute news segment that explains INTACTA's latest encryption and encoding software development tools, targeted at e-music and e-book publishers and software application developers.

The clip explains how INTACTA's unique software solution can be used to insure that music and electronic books are not pirated, as well as how the technology can embed tamper-proof labeling to virtually any piece of merchandise to guarantee its authenticity. "By shipping products with INTACTA.CODE labels or strips, manufacturers can include much more information than standard bar codes.", said Noel Bambrough, CEO of Intacta Technologies, Inc. Electronic music or book files can also include detailed manufacturing information and purchaser data, preventing piracy or mass duplication.

"We're especially gratified that Speed Magazine spent the time, effort and resources to fully understand and explain INTACTA's unique technology," said Noel Bambrough, CEO of Intacta Technologies, Inc. "As we move our software to even more devices and markets, spreading the word about INTACTA.CODE's versatility is essential for a complete understanding of our technology."

About INTACTA.CODE

Originally developed for military use, INTACTA.CODE software uses 256-factoral encoding to secure virtually any data - from paper to mainframe. INTACTA.CODE not only secures information during transmission from backend systems to mobile computing devices such as PDAs or to PCs, but also continues to secure the information while it resides on any computing device. These security features solve the most vexing problems facing an enterprise considering the introduction or expanded use of mobile computing devices and applications, or for companies considering distribution of electronic information such as e-books or MP3 music files. In addition to its security features, INTACTA.CODE has robust error correction capability allowing it to transport and store data reliably in hostile environments.

The latest version of the INTACTA.CODE Enterprise Edition SDK supports C++, Java and Java Enterprise Beans, Visual Basic and WebSphere environments. A trial SDK for the Windows environment is available for developers at the Intacta web site, http://www.intacta.com.

Applications Now Incorporating INTACTA.CODE
  INTACTA.CODE Enterprise SDK is used by Intertek Testing Services (ITS), the world's largest import/export testing service, to encode and transmit custom's declaration documentation simultaneously in electronic and printed formats.
  INTACTA has developed prototype microbrowsers for Palm and Pocket PC OS devices, allowing completely secure, compressed wireless transmission of data to hand held devices as well as storage on these devices. These browsers now work seamlessly with the INTACTA.CODE SDK.
  INTACTA has developed an INTACTA.CODE transcoder for IBM's WebSphere Pervasive Computing platform, enabling an estimated 10 thousand developers to create applications that will - safely and securely - transmit strongly encrypted and highly resilient data to handheld, wireless devices such as Palm Pilots and WAP Phones.

  In February Fujitsu, LTD of Japan launched an online ASP service for the encoding/decoding of data using INTACTA.CODE engines. The service is used by publishers, developers and businesses seeking to transmit data securely over the Internet or through email or fax.
  INTACTA.CODE is used to create digital files from paper based product registrations, streamlining the electronic registration of products for companies such as Hewlett-Packard.

About INTACTA™ Technologies Inc.
 INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia. The Company develops and markets software components designed to bridge enterprise communications and management information systems across digital and non-digital media. INTACTA licenses INTACTA.CODE as a SDK for seamless and transparent integration within any application or device. More information about INTACTA.CODE SDKs may be found at http://www.intacta.com

Forward-looking statements
 This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.

Media Contact:
Steve Bosak
SRB Communications
630-406-6130
steve@srbcomm.com

Company Contacts:
Noel Bambrough
Intacta Technologies Inc.
404-880-9919
nbambrough@intacta.com

All product names mentioned are trademarks or registered trademarks of their respective holders and are used for identification purpose only.

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